Exhibit 2.613 - Assignment Agreement dated 17 December 2013 between Pactiv International Holdings Inc., Pactiv Foodservice Mexico, S. de R.L. de C.V. and the Bank of New York Mellon with acknowledgment of Pactiv Mexico, S. de R.L. de C.V., in respect of an Equity Interests Pledge Agreement, dated April 19, 2011 (English version)

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.
This Assignment Agreement (Convenio de Cesión) is entered into on this 17th day of December 2013 (the “Agreement”), by and among Pactiv International Holdings Inc. (“Pactiv Holdings”), Pactiv Foodservice México, S. de R.L. de C.V. (formerly Central de Bolsas, S. de R.L. de C.V.)(“Pactiv Foodservice”), and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreement (The Bank of New York Mellon, Pactiv Holdings and Pactiv Foodservice, are referred jointly as the “Parties”), with the acknowledgement of Pactiv México, S. de R.L. de C.V. (“Pactiv México”), in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

Recitals
I.Pledge Agreement. On April 19, 2011, Pactiv Holdings, as pledgor, and The Bank of New York Mellon, as pledgee, among others, entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Pledge Agreement”), by means of which, among other matters, Pactiv Holdings granted a first priority pledge and security interest (the “Security Interest”) to the Pledgee for the benefit of the Secured Parties, in and to the Pactiv Holdings Pledged Partnership Interest, as collateral security for the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Secured Obligations.
II.Acquisition of the Pactiv Holdings Pledged Partnership Interest. Pursuant to an Equity Interest Assignment Agreement, dated on the date of this Agreement (the “Purchase Agreement”), Pactiv Holdings, as seller, assigned, conveyed and transferred all of its respective rights, title and interests in and to the Pactiv Holdings Pledged Partnership Interest in favor of Pactiv Foodservice, as purchaser.
Representations and Warranties
I.Pactiv Holdings hereby represents and warrants, through its legal representative, that:

a.	It is a corporation duly organized and validly existing under the laws of Delaware, United States of America.

b.
Before the execution of the Purchase Agreement, it was the sole, legal and beneficial owner (registered as owner in the partners register book of Pactiv México) of, and had legal title to the Pactiv Holdings Pledged Partnership Interest, representing 99.999999655% (ninety nine point nine nine nine nine nine nine six five five percent) of the total issued and outstanding capital of Pactiv México, on a fully diluted basis.

c.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

d.	The Pactiv Holdings Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

e.
By executing this Agreement it expressly acknowledges the Pledgee’s legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

II.Pactiv Foodservice hereby represents and warrants, through its legal representative, that:

a.	It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b.
By virtue of the Purchase Agreement, it is the sole, legal and beneficial owner (registered as owner in the partners register book of Pactiv México) of, and has legal title to the Pactiv Holdings Pledged Partnership Interest, representing 99.999999655% (ninety nine point nine nine nine nine nine nine six five five percent) of the total issued and outstanding capital of Pactiv México, on a fully diluted basis.

c.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

d.	The Pactiv Holdings Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

e.
By executing this Agreement it expressly acknowledges the Pledgee’s legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

III.Pactiv México hereby represents and warrants, through its legal representative, that:

a.	It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b.	It acknowledges that the Pactiv Holdings Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee under the Pledge Agreement.

c.	The Security Interest created on the Pactiv Holdings Pledged Partnership Interest under the Pledge Agreement is registered in the partners register book of Pactiv México.

d.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the Parties hereto agree as follows:

Clauses
First.- Assignment and Acknowledgment. Pactiv Holdings hereby transfers and assigns to Pactiv Foodservice which accepts, all of its obligations, rights and interests to and under the Pledge Agreement. Pactiv Foodservice hereby (a) confirms, acknowledges and agrees that the Pactiv Holdings Pledged Partnership Interest continues to be subject to the Pledge Agreement and the Security Interest created thereunder, which continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time); (b) acknowledges and ratifies all of the terms and conditions of the Pledge Agreement, including, without limitation, all obligations of the Pledgors under the Pledge Agreement; (c) agrees to be bound by the terms of the Pledge Agreement, in its capacity as pledgor thereunder, as new owner of the Pactiv Holdings Pledged Partnership Interest subject to the Security Interest; and (d) assumes, in its capacity as pledgor and as new owner of the Pactiv Holdings Pledged Partnership Interest subject to the Security Interest, all obligations of Pactiv Holdings arising out of the Pledge Agreement.
In view of the foregoing, the Parties hereby expressly acknowledge and agree that all references in the Pledge Agreement to (i) “Pactiv Holdings” shall be understood and construed, to the applicable extent, as references to “Pactiv Foodservice México, S. de R.L. de C.V.” and (ii) the “Pledgors” shall be understood and construed as to include “Pactiv Foodservice México, S. de R.L. de C.V.” as new owner of the Pactiv Holdings Pledged Partnership Interest.
Second.- Release. The Pledgee hereby agrees to and acknowledges the above and grants to Pactiv Holdings a full release exclusively with respect to the Pledge Agreement, except for those obligations that, as the case may be, shall survive under the Pledge Agreement and/or the Loan Documents.
Third.- No Novation. The Parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. The Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.
The Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.
Fourth.- Entire Agreement. The Parties hereby expressly agree that this Agreement is and shall be deemed a part of the Pledge Agreement and, for such reason, all references made in or with respect to the Pledge Agreement, shall include this Agreement.
Fifth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the Parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico with respect to any actions or proceeding brought or derived from this Agreement, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.
Sixth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written.
Pactiv International Holdings Inc.
/s/ HELEN GOLDING
Name:    HELEN GOLDING
Title: Authorised Signatory
Pactiv Foodservice México, S. de R.L. de C.V.
/s/ HELEN GOLDING

Name:    HELEN GOLDING
Title: Authorised Signatory
The Pledgee:
The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.
/s/ JAIME NIELSEN
Name:    JAIME NIELSEN
Title:     Vice President
With the acknowledgement of:

Pactiv México, S. de R.L. de C.V.
/s/ HELEN GOLDING
Name:    HELEN GOLDING
Title: Authorised Signatory